Exhibit 5.1



                             PILLSBURY WINTHROP LLP
                              Post Office Box 7880
                          San Francisco, CA 94120-7880


                                                     February 27, 2002

VINA Technologies, Inc.
39745 Eureka Drive
Newark, CA 94560

     Re: Registration Statement on Form S-1


Ladies and Gentlemen:

     We are acting as counsel for VINA Technologies, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (Registration No. 333-82870) relating to the registration under the Securities Act of 1933 (the "Act") of 26,454,780 shares of Common Stock, par value $.0001 per share (the "Common Stock") and 7,090,000 shares of Common Stock (the "Warrant Shares") issuable upon exercise of warrants (the "Warrants"), all of which are to be offered and sold by certain stockholders of the Company (the "Selling Stockholders"). (Such Registration Statement, as amended, is herein referred to as the "Registration Statement.")

     We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that (i) the shares of Common Stock to be offered and sold by the Selling Stockholders have been duly authorized and legally issued and are fully paid and nonassessable, and (ii) the Warrant Shares to be offered and sold by the Selling Stockholders, when duly issued and delivered in accordance with the Company's articles of incorporation and bylaws, and when payment therefor has been received by the Company as provided in the Warrants, will have been duly authorized and legally issued and will be fully paid and nonassessable. This opinion is limited to matters governed by the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                     Very truly yours,

                                                     /s/ PILLSBURY WINTHROP LLP